Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement Form S-8 (File No. 333-203166) pertaining to the GoDaddy Inc. 2015 Equity Incentive Plan, the GoDaddy Inc. 2015 Employee Stock Purchase Plan,
(2)Registration Statement (Form S-8 No. 333-212019) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(3)Registration Statement (Form S-8 No. 333-221431) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(4)Registration Statement (Form S-8 No. 333-224795) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(5)Registration Statement (Form S-8 No. 333-231210) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(6)Registration Statement (Form S-8 No. 333-238055) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(7)Registration Statement (Form S-8 No. 333-255802) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(8)Registration Statement (Form S-8 No. 333-264795) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(9)Registration Statement (Form S-3 No. 333-277538) of GoDaddy Inc., and
(10)Registration Statement (Form S-8 No. 333-281199) pertaining to the GoDaddy Inc. 2024 Omnibus Incentive Plan and GoDaddy Inc. 2024 Employee Stock Purchase Plan

of our reports dated February 24, 2026, with respect to the consolidated financial statements of GoDaddy Inc., and the effectiveness of internal control over financial reporting of GoDaddy Inc., included in this Annual Report (Form 10-K) of GoDaddy Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Phoenix, Arizona
February 24, 2026